EXHIBIT 1

No. 00002065
The Companies Act 2006 Company Limited by Shares ARTICLES OF ASSOCIATION as adopted by special resolution passed on 1 March 2022 of LLOYDS BANK PLC (incorporated on 20 April 1865)

The Companies Act 2006
Company Limited by Shares
Articles of Association

as adopted by special resolution passed on 1 March 2022
of
Lloyds Bank plc (the “Company”)
Preliminary
1Default Articles not to apply
Neither the regulations in The Companies (Model Articles) Regulations 2008 nor Table A in The Companies (Tables A to F) Regulations 1985 nor any other articles or regulations prescribing the form of articles which may apply to companies under the legislation or any former enactment relating to companies shall apply to the Company.
Part 1
Interpretation and Limitation of Liability
2Defined terms
2.1In the Articles, unless the context requires otherwise:
“Alternate” or “Alternate Director” has the meaning given in Article 30;
“appointor” has the meaning given in Article 30;
“Articles” means the Company’s articles of association;
“Associated Company” has the same meaning as in Section 256 Companies Act 2006;
“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;
“Chair” has the meaning given in Article 14;
“Chair of the Meeting” has the meaning given in Article 53.3;
“combined physical and electronic general meeting” means a meeting convened and held in accordance with these Articles and which allows participants to attend at a physical place of meeting or via an electronic platform;
“Companies Acts” means the Companies Acts (as defined in Section 2 of the Companies Act 2006), in so far as they apply to the Company;
“Director” means a director of the Company, and includes any person occupying the position of director, by whatever name called;
“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic form” has the meaning given in Section 1168 of the Companies Act 2006;
“electronic-only general meeting” means a meeting convened and held in accordance with these Articles and which allows participants to attend a general meeting via an electronic platform only;
“electronic platform”    means any form of electronic platform or facility and includes, without limitation, website addresses, application technology and conference call systems;
“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;
“hard copy form” has the meaning given in Section 1168 of the Companies Act 2006;
“holder” in relation to shares means the person whose name is entered in the register of members as the holder of the shares;
“legislation” means the Companies Act and every other enactment for the time being in force concerning companies and affecting the Company;
“ordinary resolution” has the meaning given in Section 282 of the Companies Act 2006;
“paid” means paid or credited as paid;
“participate”, in relation to a Directors’ meeting, has the meaning given in Article 12;
“payee” has the meaning given in Article 44;
“physical general meeting” means any general meeting attended by persons physically present at the location(s) specified in the notice of such general meeting;
“present” means for the purposes of a physical general meeting, physically present or, for the purposes of a combined physical and electronic general meeting, either physically present or present by attendance via an electronic platform or, for the purposes of an electronic-only general meeting, present by attendance via an electronic platform;
“proxy notice” has the meaning given in Article 61;
“Relevant Director” means any Director or former Director of the Company or any director or former director of an Associated Company of the Company;
“Secretary” means any person appointed to perform the duties of the secretary of the Company (including any deputy or assistant secretary) in accordance with Article 31;
“shareholder” means a person who is the holder of a share;
“shares” means shares in the Company;
“special resolution” has the meaning given in Section 283 of the Companies Act 2006;
“subsidiary” has the meaning given in Section 1159 of the Companies Act 2006;
“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law; and
“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

2.2Unless the context otherwise requires, other words or expressions contained in these Articles bear the same meaning as in the Companies Act 2006 as in force on the date when these Articles become binding on the Company.
2.3The provisions of these Articles relating to general meetings and to the proceedings at such meetings shall apply to separate meetings of a class of shareholders.
3Liability of shareholders
The liability of the shareholders is limited to the amount, if any, unpaid on the shares held by them.
Part 2
Directors
Directors’ Powers and Responsibilities
4Number of Directors
The Directors shall not be less than two and shall not be subject to any maximum.
5Directors’ general authority
Subject to the Articles, the Directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.
6Shareholders’ reserve power
6.1The shareholders may, by special resolution, direct the Directors to take, or refrain from taking, specified action.
6.2No such special resolution invalidates anything which the Directors have done before the passing of the resolution.
7Directors may delegate
7.1Subject to the Articles, the Directors may delegate any of the powers which are conferred on them under the Articles:
7.1.1to such person (who need not be a Director) or committee (comprising any number of persons, who need not be Directors);
7.1.2by such means (including by power of attorney);
7.1.3to such an extent;
7.1.4in relation to such matters or territories; and
7.1.5on such terms and conditions,
as they think fit.
7.2If the Directors so specify, any such delegation may authorise further delegation of the Directors’ powers by any person to whom they are delegated.

7.3Any reference in these Articles to the exercise of a power or discretion by the Directors shall include a reference to the exercise of a power or discretion by any person or committee to whom it has been delegated.
7.4The Directors may revoke any delegation in whole or part or alter its terms and conditions.
8Committees
The Directors may make regulations in relation to the procedures of committees or sub-committees to whom their powers or discretions have been delegated or sub-delegated. Subject to any such regulations, the meetings and procedures of any committee or sub-committee shall be governed by the provisions of these Articles regulating the meetings and procedures of Directors.
Decision-Making by Directors
9Directors to take decisions collectively
9.1The general rule about decision-making by Directors is that any decision of the Directors must be either a majority decision at a meeting or a decision taken by Directors’ written resolution in accordance with Article 10.
9.2If:
9.2.1the Company only has one Director; and
9.2.2no provision of the Articles requires it to have more than one Director, the general rule does not apply, and the Director may take decisions without regard to any of the provisions of the Articles relating to Directors’ decision-making, provided that any decision taken shall be recorded in writing and the record kept for 10 years.
10Directors’ written resolutions
10.1Any Director may propose a written resolution by giving written notice to the other Directors or may request the Secretary (if any) to give such notice.
10.2A Directors’ written resolution is adopted when all the Directors who would have been entitled to vote on such resolution if it had been proposed at a meeting of the Directors have:
10.2.1signed one or more copies of it; or
10.2.2otherwise indicated their agreement to it in writing.
10.3A Directors’ written resolution is not adopted if the number of Directors who have signed it is less than the quorum for Directors’ meetings.
11Calling a Directors’ meeting
11.1Any Director may call a Directors’ meeting by giving notice of the meeting to the other Directors or by requesting the Secretary (if any) to give such notice.
11.2Notice of any Directors’ meeting must indicate:
11.2.1its proposed date and time;

11.2.2where it is to take place; and
11.2.3if it is anticipated that Directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.
11.3Notice of a Directors’ meeting must be given to each Director but need not be in writing.
11.4Notice of a Directors’ meeting need not be given to Directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company before or after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.
12Participation in Directors’ meetings
12.1Subject to the Articles, Directors participate in a Directors’ meeting, or part of a Directors’ meeting, when:
12.1.1the meeting has been called and takes place in accordance with the Articles; and
12.1.2they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.
12.2In determining whether Directors are participating in a Directors’ meeting, it is irrelevant where any Director is or how they communicate with each other.
12.3If all the Directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.
13Quorum for Directors’ meetings
13.1At a Directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.
13.2The quorum for Directors’ meetings may be fixed from time to time by a decision of the Directors, but it must never be less than two, and unless otherwise fixed it is two.
13.3If the total number of Directors for the time being is less than the quorum required, the Directors must not take any decision other than a decision:
13.3.1to appoint further Directors; or
13.3.2to call a general meeting so as to enable the shareholders to appoint further Directors.
14Chairing of Directors’ meetings
14.1The Directors may appoint a Director to chair their meetings.
14.2The person so appointed for the time being is known as the Chair.
14.3The Directors may terminate the Chair’s appointment at any time.
14.4If the Chair is not participating in a Directors’ meeting within ten minutes of the time at which it was to start, the participating Directors may appoint one of their number to chair it.

15Casting vote
15.1If the numbers of votes for and against a proposal are equal, the Chair or other Director chairing the meeting has a casting vote.
15.2But this does not apply if, in accordance with the Articles, the Chair or other Director is not to be counted as participating in the decision-making process for quorum or voting purposes.
16Validity of proceedings
All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company be valid, notwithstanding that there was some defect in the appointment of any Director or any such persons, or that any such persons were disqualified or had vacated office, or were not entitled to vote.
17Record of decisions to be kept
The Secretary must ensure that the Company keeps a record, in writing, of every majority decision taken by the Directors and of every Directors’ written resolution for at least 10 years from the date of the decision or resolution.
18Directors’ discretion to make further rules
Subject to the Articles, the Directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to Directors.
Directors’ Interests
19Authorisation of Directors’ interests
19.1For the purposes of Section 175 of the Companies Act 2006, the Directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director to avoid a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company.
19.2Authorisation of a matter under this Article 19 shall be effective only if:
19.2.1the matter in question shall have been proposed for consideration at a meeting of the Directors, in accordance with the usual procedures for such meetings or in such other manner as the Directors may resolve;
19.2.2any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and
19.2.3the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted.
19.3Any authorisation of a matter under this Article may:
19.3.1extend to any actual or potential conflict of interest which may arise out of the matter so authorised;

19.3.2be subject to such conditions or limitations as the Directors may resolve, whether at the time such authorisation is given or subsequently; and
19.3.3be terminated by the Directors at any time;
and a Director shall comply with any obligations imposed on the Director by the Directors pursuant to any such authorisation.
19.4A Director shall not, save as otherwise agreed by the Director, be accountable to the Company for any benefit which he (or a person connected with the Director) derives from any matter authorised by the Directors under this Article 19 and any contract, transaction or arrangement relating to such a matter shall not be liable to be avoided on the grounds of any such benefit.
20Permitted Interests
20.1Subject to compliance with Article 20.2, a Director, notwithstanding the Director’s office, may have an interest of the following kind:
20.1.1where a Director (or a person connected with the Director) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any Relevant Company;
20.1.2where a Director (or a person connected with the Director) is a party to, or otherwise interested in, any contract, transaction or arrangement with a Relevant Company, or in which the Company is otherwise interested;
20.1.3where a Director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;
20.1.4where a Director has an interest, or a transaction or arrangement gives rise to an interest, of which the Director is not aware; or
20.1.5where a Director has any other interest authorised by ordinary resolution.
No authorisation under Article 19 shall be necessary in respect of any such interest.
20.2A Director shall declare the nature and extent of any interest permitted under Article 20.1 and not falling within Article 20.3, at a meeting of the Directors or in such other manner as the Directors may resolve.
20.3No declaration of an interest shall be required by a Director in relation to an interest:
20.3.1falling within Article 20.1.1, 20.1.3 or 20.1.4;
20.3.2if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or
20.3.3if, or to the extent that, it concerns the terms of the Director’s service contract (as defined in Section 227 of the Companies Act 2006) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.
20.4A Director shall not, save as otherwise agreed by the Director, be accountable to the Company for any benefit which the Director (or a person connected with the Director) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any Relevant Company or for such remuneration, each as referred to in Article 20.1, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.
20.5For the purposes of this Article 20, “Relevant Company” shall mean:
20.5.1the Company;
20.5.2a subsidiary of the Company;
20.5.3any holding company of the Company or a subsidiary of any such holding company;
20.5.4any body corporate promoted by the Company; or
20.5.5any body corporate in which the Company is otherwise interested.
21Quorum and voting
21.1A Director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which the Director (or a person connected with the Director) has an interest, unless the interest is solely of a kind permitted by Article 20.1.
21.2A Director shall not be counted in the quorum at a meeting of the Directors in relation to any resolution on which the Director is not entitled to vote.
22Confidential information
22.1Subject to Article 22.2, if a Director, otherwise than by virtue of the Director’s position as Director, receives information in respect of which the Director owes a duty of confidentiality to a person other than the Company, the Director shall not be required:
22.1.1to disclose such information to the Company or to the Directors, or to any Director, officer or employee of the Company; or
22.1.2otherwise use or apply such confidential information for the purpose of or in connection with the performance of the Director’s duties as a Director.
22.2Where such duty of confidentiality arises out of a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 22.1 shall apply only if the conflict arises out of a matter which has been authorised under Article 19 or falls within Article 20.
22.3This Article 22 is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article 22.
23Directors’ interests - general
23.1For the purposes of Articles 19 to 23:
23.1.1a person is connected with a Director if that person is connected for the purposes of Section 252 of the Companies Act 2006; and

23.1.2an interest (whether of the Director or of such a connected person) of which a Director has no knowledge and of which it is unreasonable to expect the Director to have knowledge shall not be treated as an interest of that Director.
23.2Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director may, and shall if so requested by the Directors, take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question, including without limitation:
23.2.1absenting themselves from any meetings of the Directors at which the relevant situation or matter falls to be considered; and
23.2.2not reviewing documents or information made available to the Directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for the Director to have access to such documents or information.
23.3The Company may by ordinary resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of Articles 19 to 23.
Appointment of Directors
24Methods of appointing Directors
24.1Any person who is willing to act as a Director, and is permitted by law to do so, may be appointed to be a Director:
24.1.1by ordinary resolution;
24.1.2by a decision of the Directors; or
24.1.3by a notice given in accordance with Article 26.
24.2In any case where, as a result of death, the Company has no shareholders and no Directors, the personal representatives of the last shareholder to have died have the right, by notice in writing, to appoint a person to be a Director.
24.3For the purposes of Article 24.2, where 2 or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder.
25Termination of Director’s appointment
25.1A person ceases to be a Director as soon as:
25.1.1that person ceases to be a Director by virtue of any provision of the Companies Act 2006 or is prohibited from being a director by law;
25.1.2a bankruptcy order is made against that person;

25.1.3a composition is made with that person’s creditors generally in satisfaction of that person’s debts;
25.1.4a registered medical practitioner who is treating that person gives a written opinion to the company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;
25.1.5notification is received by the Company from the Director that the Director is resigning from office, and such resignation has taken effect in accordance with its terms;
25.1.6that person is absent from meetings of Directors for six months without permission and the Directors have resolved that that person should cease to be a Director;
25.1.7notice of the Director’s removal is given in accordance with Article 26; or
25.1.8notice of termination is served or deemed served upon the Director and that notice is given by all the other Directors for the time being.
25.2If a Director holds an appointment to an executive office which automatically terminates on termination of the Director’s office as a Director, the Director’s removal from office pursuant to this Article 25 shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between the Director and the Company.
26Appointment and removal of Director by majority shareholders
A shareholder or shareholders holding in aggregate a majority of the nominal value of the shares may, by notice to the Company, appoint any person to be a Director to fill a vacancy or to be an additional Director and/or terminate any Director’s appointment.
27Directors’ remuneration
27.1The ordinary remuneration of the Directors (which shall be deemed to accrue from day to day) shall be determined by the Directors, except that such remuneration shall not exceed:
27.1.1£4,000,000 per annum in aggregate; or
27.1.2such higher amount as may from time to time be determined by ordinary resolution.
27.2Such ordinary remuneration shall (unless otherwise provided by ordinary resolution) be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to remuneration in proportion to the period during which such Director has held office.
27.3Any Director who holds any executive office (including for this purpose the office of chair or deputy chair whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise or may receive such other benefits as the directors may determine in their discretion. Such extra remuneration or other benefits shall be in addition to, or in substitution for, any or all of a Director’s entitlement to ordinary remuneration under Articles 27.1 and 27.2.

28Directors’ expenses
28.1The Company may pay any reasonable expenses which the Directors properly incur in connection with their attendance at:
28.1.1meetings of Directors or committees of Directors;
28.1.2general meetings; or
28.1.3separate meetings of the holders of any class of shares or of debentures of the Company, or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.
28.2The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director, and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.
29Appointment of executive Directors
29.1The Directors may from time to time appoint one or more of their number to be the holder of any executive office (including, where considered appropriate, the office of Chair) on such terms and for such period as they may (subject to the Companies Acts) resolve and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.
29.2The appointment of any Director to the office of Chair or Managing Director shall automatically terminate if the Director ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between the Director and the Company.
29.3The appointment of any Director to any other executive office shall not automatically terminate if the Director ceases to be a Director for any reason, unless the contract or resolution under which the Director holds office shall expressly state otherwise, in which event such termination shall be without prejudice to any claim for damages for breach of any contract of service between the Director and the Company.
Alternate Directors
30Alternate Directors
30.1Any Director (the “appointor”) may at any time appoint any person (including another Director) to be the Director’s alternate (the “Alternate” or the “Alternate Director”) and may at any time terminate such appointment.
30.2The appointment or termination of appointment of an Alternate Director must be made by notice in writing signed by the appointor or in any other manner approved by the Directors.
30.3The notice must identify the proposed Alternate and, in the case of an appointment, contain a statement signed by the proposed Alternate stating that the proposed Alternate is willing to act as the Alternate of the Director giving the notice.
30.4The appointment of an Alternate Director shall terminate:

30.4.1when the appointor revokes the appointment by notice to the Company specifying when it is to terminate;
30.4.2on the occurrence in relation to the Alternate of any event which if it happened to the Alternate’s appointor, would result in the termination of the appointor’s appointment as a Director;
30.4.3on the death of the Alternate’s appointor; or
30.4.4if the Alternate’s appointor ceases to be a Director.
30.5An Alternate Director shall be entitled to receive notices of meetings of the Directors and of any committee of the Directors of which the Alternate’s appointor is a member and shall be entitled to attend and vote as a Director at any such meeting and be counted in the quorum at any such meeting at which the Alternate’s appointor is not personally present and generally at such meetings to perform all functions of the Alternate’s appointor as a Director. For the purposes of the proceedings at such meetings, the provisions of these Articles shall apply as if the Alternate Director (instead of the Alternate’s appointor) were a Director.
30.6If an Alternate is also a Director or shall attend any such meeting as an Alternate for more than one Director, the Alternate’s voting rights shall be cumulative but the Alternate shall not be counted more than once for the purposes of the quorum.
30.7If the Alternate’s appointor is for the time being temporarily unable to act through ill health or disability an Alternate’s signature to any resolution in writing of the Directors shall be as effective as the signature of the Alternate’s appointor.
30.8This Article 30 shall also apply (with such changes as are necessary) to such extent as the Directors may from time to time resolve to any meeting of any committee of the Directors of which the appointor of an Alternate Director is a member.
30.9An Alternate Director shall not (except as otherwise provided in this Article 30) have power to act as a Director, nor shall the Alternate Director be deemed to be a Director for the purposes of these Articles, nor shall the Alternate Director be deemed to be the agent of the Alternate Director’s appointor.
30.10An Alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent as if the Alternate Director were a Director.
30.11An Alternate shall not be entitled to receive remuneration from the Company in respect of the Alternate’s appointment as Alternate Director except to the extent the Alternate’s appointor directs the Company to pay to the Alternate some of the remuneration otherwise payable to that Director.
Secretary
31Secretary
The Company shall have a Secretary who shall be appointed on such terms as the Directors think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between the Secretary and the Company.

Part 3
Shares and Distributions
Shares
32Shares
For the purposes of these Articles, references to “the preference share” mean one cumulative floating rate preference share of £1, references to the “series II preference shares” mean the 6% non-cumulative redeemable preference shares of £1 each, and references to the “series III preference shares” mean the preference shares of 25 pence each, the preference shares of US 25 cents each, the preference shares of €25 cents each, and the preference shares of ¥25 each.
33Preference and ordinary shares
33.1The rights attaching to the preference share and the ordinary shares shall be as follows:
33.1.1the holder of a preference share shall be entitled (in priority to any payment of dividend on the ordinary shares) to a floating rate cumulative preferential dividend (a “preference dividend”) to be paid, if and insofar as there are profits of the Company available for such payment, on each interest payment date such term, together with the terms “interest period”, “rate of interest” (including, for this purpose, any “substituted rate”), “compulsory interest payment date” and “arrears of interest” having the respective meanings ascribed thereto in the conditions (the “conditions”) relating to the United States $750,000,000 primary capital undated floating rate notes of the Company (the “notes”) which are constituted by a trust deed dated 14 May 1985 between the Company and The Law Debenture Corporation p.l.c. in respect of the interest period ending on the day immediately preceding such interest payment date, but no preference dividend shall be payable on such date unless such interest payment date is a compulsory interest payment date: the amount of any preference dividend which is not so payable shall accumulate and shall be payable (if and insofar as there are profits of the Company available for the purpose) as though the same were arrears of interest in respect of the notes in accordance with the conditions and (in the event of the winding up of the Company) shall in any event be paid in priority to the making of any payment to the holders of the ordinary shares. Subject thereto and to any special rights which may be attached to any other class of shares, the profits of the Company available for dividend and resolved to be distributed shall be distributed by way of dividend among the holders of the ordinary shares.
33.1.2the amount of the preference dividend in respect of a preference share shall, in respect of any interest period, be the sterling equivalent (computed as of the date for payment) of the amount in United States dollars equal to the interest accrued on a daily basis from and including the interest payment date on which such interest period commenced (or, if later, the day on which such share is allotted) to but excluding the next interest payment date calculated at the rate of interest on the aggregate United States dollar principal amount of the notes outstanding on the former interest payment date divided by the number of preference shares allotted on or before such date. The preference dividend shall be calculated on the basis of the number of days in the interest period concerned divided by 360. In the event of a winding up of the Company, the amount of the preference dividend shall be calculated as provided in the conditions by the trustee or the liquidator as if the provisions therein contained continued after the commencement of such winding up.
33.1.3on a return of assets on a winding up, the assets of the Company available for distribution among the members shall be applied first in repaying to the holder of a preference share in lieu of the amounts paid up (or credited as paid up) on such share the sterling equivalent (computed as of the date for payment) of the amount in United States dollars equal to the principal amount of the notes outstanding at the date of the commencement of the winding up and arrears of interest and interest accrued on such principal amount up to and including the day prior to the date of commencement of the winding up of the Company together with a sum equal to the amount of any arrears or deficiency of the preference dividend thereon, to be calculated down to the actual day of the payment and to be payable irrespective of whether or not such preference dividend has been earned, divided by the number of preference shares allotted on or before such day. The balance of such assets, subject to any other class of shares, shall be distributed to each holder of the ordinary shares rateably by reference to the proportion of ordinary share capital held by that holder, relative to the aggregate total issued ordinary share capital, and
33.1.4for the purposes of this Article, references to amounts paid up (or credited as paid up) on a preference share or to a preference share having been allotted shall include references to amounts deemed to be paid up (or credited as paid up) or, as the case may be, to preference shares deemed to have been allotted (on deemed conversion of the notes) by virtue of the conditions.
33.2The Company may from time to time create and issue further preference shares ranking as regards participation in the profits and assets of the Company pari passu and rateably with (but not in priority to) the preference share (notwithstanding that the dividend rights, the currency by reference to which payments are calculated or any other rights pertaining to such further preference shares may be different from those attached to the preference share) and the issue of such further preference shares shall not constitute a variation of the rights attaching to a preference share.
33.3Any subdivision of a preference share into shares of a smaller amount or any subsequent consolidation and division thereof into shares of some other amount or cancellation of any unissued preference share or conversion of any preference share into stock shall constitute a variation of the rights attaching to a preference share.
33.4A preference share shall not confer on the holder thereof any right to receive notice of, attend or vote at general meetings of the Company and references in these Articles to “member”, “shareholder” and “holder” in relation to receiving notice of, attending or voting at general meetings of the Company shall be construed accordingly.
33.5The rights attaching to the series II preference shares shall be as follows:
33.5.1the holder of a series II preference share shall be entitled (in priority to any payment of dividend on the ordinary shares) to a fixed rate non-cumulative preferential dividend at a rate of 6% per annum to be paid, if and insofar as there are profits of the Company available for such payment, in equal instalments on 1 March, 1 June, 1 September and 1 December, or if such day is not a business day, the first available business day thereafter, such a day being one where the banks in London are open for business. No preference dividend shall be payable on such date if the Directors have determined that prudent capital ratios would not be maintained if payment of the dividend were made;

33.5.2on a return of assets on a winding up, the assets of the Company available for distribution among the members shall be applied first in repaying the holder of the preference share, the series II preference shares and any other preference shares from time to time issued by the Company ranking equally therewith in the amounts paid up plus any accrued but unpaid dividend thereon (or credited as paid up) on such share (or as otherwise provided in the terms of such shares); and
33.5.3the series II preference shares shall be redeemable at the option of the Company at such time and date as the Directors may determine.
33.6The rights attaching to the series III preference shares (including the rights of redemption) shall be as the Directors may determine from time to time.
34All shares to be fully paid up
34.1No share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the Company in consideration for its issue.
34.2This does not apply to shares taken on the formation of the Company by the subscribers to the Company’s memorandum.
35Powers to issue different classes of share
35.1Subject to the Articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution.
35.2The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the Directors may determine the terms, conditions and manner of redemption of any such shares.
36Company not bound by less than absolute interests
Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the Articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.
37Share certificates
37.1The Company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds.
37.2Every certificate must specify:
37.2.1the number and class of shares to which it relates;
37.2.2the nominal value of those shares;
37.2.3that the shares are fully paid; and

37.2.4any distinguishing numbers assigned to them.
37.3No certificate may be issued in respect of shares of more than one class.
37.4If more than one person holds a share, only one certificate may be issued in respect of it.
37.5Certificates must:
37.5.1have affixed to them the Company’s common seal; or
37.5.2be otherwise executed in accordance with the Companies Acts.
38Replacement share certificates
38.1A shareholder who has separate certificates in respect of shares of one class may request in writing that it be replaced with a consolidated certificate. The Company may comply with such request at its discretion.
38.2A shareholder who has a consolidated share certificate may request in writing that it be replaced with two or more separate certificates representing the shares in such proportions as the shareholder may specify. The Company may comply with such request at its discretion.
38.3If a share certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, the member shall be issued a new certificate representing the same shares upon request.
38.4No new certificate will be issued pursuant to this Article 38 unless the relevant shareholder has:
38.4.1first delivered the old certificate or certificates to the Company for cancellation; or
38.4.2complied with such conditions as to evidence and indemnity as the Directors may think fit; and
38.4.3paid such reasonable fee as the Directors may decide.
38.5In the case of shares held jointly by several persons, any request pursuant to this Article 38 may be made by any one of the joint holders.
39Share transfers
39.1Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the Directors. The instrument of transfer shall be executed by or on behalf of the transferor.
39.2No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.
39.3The Company may retain any instrument of transfer which is registered.
39.4The transferor remains the holder of the shares concerned until the transferee’s name is entered in the register of members in respect of those shares.
39.5Any share may at any time be transferred to Lloyds Banking Group plc or to any subsidiary of Lloyds Banking Group plc. Otherwise, the Directors may in their absolute discretion and without assigning any reason refuse to register any transfer of shares (whether fully paid or not.

39.6If the Directors refuse to register the transfer of a share, the instrument of transfer must be returned to the transferee with the notice of the refusal unless they suspect that the proposed transfer may be fraudulent.
40Transmission of shares
40.1If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share.
40.2A transmittee who produces such evidence of entitlement to shares as the Directors may reasonably require:
40.2.1may, subject to the Articles, choose either to become the holder of those shares or to have them transferred to another person, and
40.2.2subject to the Articles and pending any transfer of the shares to another person, has the same rights as the holder had.
40.3A transmittee does not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which it is entitled, by reason of the holder’s death or bankruptcy or otherwise, unless it becomes the holder of those shares.
41Exercise of transmittees’ rights
41.1A transmittee who wishes to become the holder of shares to which it has become entitled must notify the Company in writing of that wish.
41.2If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in hard copy form in respect of it.
41.3Any transfer made or executed under this Article 41 is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.
42Transmittees bound by prior notices
If a notice is given to a shareholder in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the shareholder before the transmittee’s name has been entered in the register of members.
Dividends and Other Distributions
43Procedure for declaring dividends
43.1The Company may by ordinary resolution declare dividends, and the Directors may decide to pay interim dividends.
43.2A dividend must not be declared unless the Directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the Directors.
43.3No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.
43.4Unless the shareholders’ resolution to declare or Directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it.
43.5If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.
43.6The Directors may pay fixed dividends on any class of shares carrying such a dividend expressed to be payable on fixed dates on the dates prescribed for payment if it appears to them that the profits available for distribution justify the payment.
43.7If the Directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a fixed or interim dividend on shares with deferred or non-preferred rights.
44Payment of dividends and other distributions
44.1Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:
44.1.1transfer to a bank or building society account specified by the payee either in writing or as the Directors may otherwise decide;
44.1.2sending a cheque made payable to the payee by post to the payee at the payee’s registered address (if the payee is a holder of the share), or (in any other case) to an address specified by the payee either in writing or as the Directors may otherwise decide;
44.1.3sending a cheque made payable to such person by post to such person at such address as the payee has specified either in writing or as the Directors may otherwise decide; or
44.1.4any other means of payment as the Directors agree with the payee either in writing or by such other means as the Directors decide.
44.2Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other sum payable on or in respect of a share may be paid in such currency as the Directors may resolve, using such exchange rate for currency conversions as the Directors may select.
44.3In the Articles, the “payee” means, in respect of a share in respect of which a dividend or other sum is payable:
44.3.1the holder of the share; or
44.3.2if the share has two or more joint holders, whichever of them is named first in the register of members; or
44.3.3if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee; or
44.3.4such other person or persons as the holder (or, in the case of joint holders, all of them) may direct.

45No interest on distributions
45.1The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:
45.1.1the terms on which the share was issued; or
45.1.2the provisions of another agreement between the holder of that share and the Company.
46Unclaimed distributions
46.1All dividends or other sums which are:
46.1.1payable in respect of shares; and
46.1.2unclaimed after having been declared or become payable, may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.
46.2The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.
46.3If:
46.3.1twelve years have passed from the date on which a dividend or other sum became due for payment; and
46.3.2the payee has not claimed it,
the payee is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.
47Non-cash distributions
47.1Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the Directors, decide to pay or make a dividend or other distribution in whole or in part by transferring non-cash assets, or by procuring the receipt by shareholders of non-cash assets (including, without limitation, shares or other securities in any company), and the Directors shall give effect to such resolution.
47.2For the purposes of paying or making a non-cash distribution, the Directors may make such arrangements as they think fit, including, where any difficulty arises regarding the distribution:
47.2.1fixing the value for distribution purposes of any assets;
47.2.2paying cash to any distribution recipient on the basis of that value in order to secure equality of distribution; and
47.2.3vesting any assets in trustees,
but without being required to make such arrangements.

48Waiver of distributions
48.1Payees may waive their entitlement to a dividend or other distribution payable in respect of a share in whole or in part by giving the Company notice in writing to that effect, but if:
48.1.1the share has more than one holder; or
48.1.2more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise, the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.
Capitalisation of Profits
49Authority to capitalise and appropriation of capitalised sums
49.1Subject to the Articles, the Directors may, if they are so authorised by an ordinary resolution:
49.1.1capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account, capital redemption reserve or other undistributable reserve; and
49.1.2appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.
49.2Capitalised sums must be applied:
49.2.1on behalf of the persons entitled; and
49.2.2in the same proportions as a dividend would have been distributed to them.
49.3Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.
49.4A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.
49.5Subject to the Articles the Directors may:
49.5.1apply capitalised sums in accordance with Articles 49.3 and 49.4 partly in one way and partly in another;
49.5.2make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article 49 (including to disregard fractional entitlements or for the benefit of them to accrue to the Company); and
49.5.3authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this Article 49.

Part 4
Decision-Making by Shareholders
Organisation of General Meetings
50Attendance and speaking at general meetings
50.1A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate, during the meeting, any information or opinions which that person has on the business of the meeting.
50.2A person is able to exercise the right to vote at a general meeting when:
50.2.1that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and
50.2.2that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.
50.3The Directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.
50.4In determining attendance at a general meeting, it is immaterial whether any two or more persons attending it are in the same place as each other or how they are able to communicate with each other.
50.5Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.
51Postponement or cancellation of general meetings
The Directors may resolve to postpone or cancel any general meeting or move the place or places (including, for a combined physical and electronic general meeting and an electronic-only general meeting, electronic platform) of such meeting before the time at which it is to be held, except where the postponement or cancellation or move would be contrary to the Companies Act or applicable law. The Directors may give notice of a postponement or cancellation or move as they think fit but any failure to give notice of a postponement or cancellation or move does not invalidate the postponement or cancellation or move or any resolution passed at a postponed or moved meeting. Notice of the business of a postponed or moved meeting does not need to be given again. If a meeting is postponed or moved, the appointment of a proxy for that meeting is valid if it is done in accordance with these Articles and received not less than 48 hours before the commencement of the postponed or moved meeting to which it relates. The Directors may also postpone or cancel or move a postponed or moved meeting under this Article.
52Quorum for general meetings
No business other than the appointment of the Chair of the Meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

53Chairing general meetings
53.1If the Directors have appointed a Chair, the Chair shall chair general meetings if present and willing to do so.
53.2If the Directors have not appointed a Chair, or if the Chair is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:
53.2.1the Directors present; or
53.2.2(if no Directors are present), the meeting,
must appoint a Director or shareholder to chair the meeting, and such appointment must be the first business of the meeting.
53.3The person chairing a meeting in accordance with this Article 52 is referred to as the “Chair of the Meeting”.
54Attendance and speaking by Directors and non-shareholders
54.1Directors may attend and speak at general meetings, whether or not they are shareholders.
54.2The Chair of the Meeting may permit other persons who are not:
54.2.1shareholders of the Company; or
54.2.2otherwise entitled to exercise the rights of shareholders in relation to general meetings, to attend and speak at a general meeting.
55Adjournment
55.1If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the Chair of the Meeting must adjourn it.
55.2The Chair of the Meeting may adjourn a general meeting at which a quorum is present if:
55.2.1the meeting consents to an adjournment; or
55.2.2the Chair of the Meeting considers that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.
55.3The Chair of the Meeting must adjourn a general meeting if directed to do so by the meeting.
55.4When adjourning a general meeting, the Chair of the Meeting must specify the time and place or places (including, for a combined physical and electronic general meeting and an electronic-only general meeting, electronic platform) to which it is adjourned or state that it is to continue at a time and place to be fixed by the Directors.
55.5If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):
55.5.1to the same persons to whom notice of the Company’s general meetings is required to be given; and

55.5.2containing the same information which such notice is required to contain.
55.6No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.
56Combined physical and electronic general meetings and electronic-only general meetings
56.1The Directors may decide to hold a general meeting as a combined physical and electronic general meeting or an electronic-only general meeting, and in such case, shall provide details of the means for members to attend and participate in the meeting, including, as applicable, the physical place or places of meeting and the electronic platforms to be used.
56.2The Directors and the Chair of a combined physical and electronic general meeting or an electronic-only general meeting may make any arrangement and impose any requirement or restriction as is:
56.2.1necessary to ensure the identification of those taking part and the security of the electronic communication; and
56.2.2proportionate to achieving these objectives.
56.3Nothing in Article 56.2 shall affect the Directors’ or the Chair’s power to require reasonable evidence of the entitlement of any person who is not a member to participate in the meeting.
56.4All resolutions put to members at a combined physical and electronic general meeting or an electronic-only general meeting shall be voted on by a poll in accordance with Articles 59 and 60.
56.5Persons seeking to attend or participate in a combined physical and electronic general meeting or an electronic-only general meeting via an electronic platform shall be responsible for ensuring that they have access to the facilities (including, without limitation, systems, equipment and connectivity) which are necessary to enable them to attend or participate in such general meeting. Unless a person is unable to attend or participate in a meeting because such meeting has been adjourned by the Chair in accordance with the provisions of Article 55, any inability of a person or persons to attend or participate in a combined physical and electronic general meeting or an electronic-only general meeting via an electronic platform, in whole or in part, will not affect the validity of such meeting, or any business conducted at such meeting up to the point of adjournment, or any action taken pursuant to such meeting
Voting at General Meetings
57Voting: general
At any general meeting which is held only as a physical general meeting, a resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the Articles.

58Errors and disputes
58.1No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.
58.2Any such objection must be referred to the Chair of the Meeting, whose decision is final.
59Poll votes
59.1A poll on a resolution may be demanded:
59.1.1in advance of the general meeting where it is to be put to the vote; or
59.1.2at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.
59.2A poll may be demanded by:
59.2.1the Chair of the Meeting;
59.2.2the Directors;
59.2.3two or more persons having the right to vote on the resolution; or
59.2.4a person or persons representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution.
59.3A demand for a poll may be withdrawn if:
59.3.1the poll has not yet been taken; and
59.3.2the Chair of the Meeting consents to the withdrawal.
59.4Polls must be taken immediately and in such manner as the Chair of the Meeting directs.
59.5At a general meeting which is held as a combined physical and electronic general meeting or an electronic-only general meeting, a resolution put to the vote of the meeting shall be decided on a poll, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates.
60Procedure on a poll
A poll shall be taken in such manner (including the use of ballot, electronic voting, voting papers or tickets) as the Chair of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chair of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place, date and time fixed by him for the purpose of declaring the result of the poll.
61Content of proxy notices
61.1Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:
61.1.1states the name and address of the shareholder appointing the proxy;
61.1.2identifies the person appointed to be that shareholder’s proxy and the general meeting in relation to which that person is appointed;

61.1.3is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the Directors may determine; and
61.1.4is delivered to the Company in accordance with the Articles and any instructions contained in the notice of the general meeting to which they relate.
61.2The Company may require proxy notices to be delivered in a particular form and may specify different forms for different purposes.
61.3Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.
62Delivery of proxy notices
62.1Proxy notices in hard copy form must be received at such place and by such deadline specified in the notice convening the meeting. If no place is specified, then the proxy notice must be received at the registered office of the Company for the time being. If no deadline is specified, proxy notices must be received, before the start of the meeting or adjourned meeting or, if a poll is taken otherwise than at or on the same day as the meeting or adjourned meeting, at the time for the taking of the poll at which it is to be used.
62.2A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.
62.3An appointment under a proxy notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.
62.4A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.
62.5If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.
62.6Any vote cast or poll demanded by a proxy shall not be invalidated by the previous death or insanity of the shareholder or by the revocation or termination of the appointment of the proxy or of the authority under which the appointment was made unless notice of such death, insanity, revocation or termination was received in writing at the place specified in the notice of meeting for the receipt of proxy notices (or, if no place is specified, the registered office for the time being) before the start of the meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll.
63Amendments to resolutions
63.1An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:
63.1.1notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the Chair of the Meeting may determine); and

63.1.2the proposed amendment does not, in the reasonable opinion of the Chair of the Meeting, materially alter the scope of the resolution.
63.2A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:
63.2.1the Chair of the Meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and
63.2.2the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.
63.3If the Chair of the Meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the Chair of the Meeting’s error does not invalidate the vote on that resolution.
Part 5
Administrative Arrangements
64Means of communication to be used
64.1Subject to the Articles, anything sent or supplied by or to the Company under the Articles may be sent or supplied in any way in which the Companies Act 2006 provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.
64.2Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form, or in electronic form but to be delivered other than by electronic means, which is:
64.2.1sent by hand and properly addressed shall be deemed to have been received by the intended recipient on the day of delivery;
64.2.2sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of 24 hours (or, where first class mail is not employed, 48 hours) after the time it was posted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed and, in the case of post, pre-paid and posted.
64.3Any notice, document or information which is sent or supplied by the Company by electronic means shall be deemed to have been received by the intended recipient 24 hours after it was transmitted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.
64.4The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.
64.5Subject to the Articles, any notice or document to be sent or supplied to a Director in connection with the taking of decisions by Directors may also be sent or supplied by the means by which that Director has asked to be sent or supplied with such notices or documents for the time being.

64.6A Director may agree with the Company that notices, documents or information sent to that Director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than that provided in this Article 64.
65Joint holders
65.1Except as otherwise specified in the Articles, anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the register of members in respect of the share.
65.2Except as otherwise specified in the Articles, any notice, document or information which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the register of members in respect of the share, to the exclusion of the other joint holders.
65.3The provisions of this Article 65 shall have effect in place of the provisions of Schedule 5 of the Companies Act 2006 regarding joint holders of shares.
66Company seals
66.1Any common seal may only be used by the authority of the Directors.
66.2The Directors may decide by what means and in what form any common seal is to be used.
66.3Unless otherwise decided by the Directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.
66.4For the purposes of this Article 66, an authorised person is:
66.4.1any Director of the Company;
66.4.2the Secretary (if any); or
66.4.3any person authorised by the Directors for the purpose of signing documents to which the common seal is applied.
66.5The Company may exercise all powers conferred by the Companies Act 2006 with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
67No right to inspect accounts and other records
Except as provided by law or authorised by the Directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a shareholder.
68Provision for employees on cessation of business
The Directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director or former Director or shadow Director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

69Bank mandates
The Directors may by majority decision or written resolution authorise such person or persons as they think fit to act as signatories to any bank account of the Company and may amend or remove such authorisation from time to time by resolution.
70Authentication of documents
70.1Any Director or the Secretary (if any) or any person appointed by the Directors for the purpose shall have power to authenticate:
70.1.1any document affecting the constitution of the Company;
70.1.2any resolution passed at a general meeting or at a meeting of the Directors or any committee; and
70.1.3any book, record, document or account relating to the business of the Company, and to certify copies or extracts as true copies or extracts.
70.2A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.
Directors’ Liabilities
71Indemnity
71.1Subject to Article 71.2, a Relevant Director may be indemnified out of the Company’s assets against:
71.1.1any liability incurred by or attaching to that Director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an Associated Company;
71.1.2any liability incurred by or attaching to that Director in connection with the activities of the Company or an Associated Company in its capacity as a trustee of an occupational pension scheme (as defined in Section 235(6) of the Companies Act 2006);
71.1.3any other liability incurred by or attaching to that Director as an officer of the Company or an Associated Company.
71.2This Article 71 does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.
71.3Where a Relevant Director is indemnified against any liability in accordance with this Article, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by the Relevant Director in relation thereto.

72Insurance
72.1The Directors shall have the power to purchase and maintain insurance, at the expense of the Company, for the benefit of any Relevant Director in respect of any relevant loss.
72.2In this Article 72, a “relevant loss” means any loss or liability which has been or may be incurred by a Relevant Director in connection with that Director’s duties or powers in relation to the Company, any Associated Company or any pension fund or employees’ share scheme of the Company or Associated Company.
73Defence expenditure
73.1So far as may be permitted by the Companies Acts, the Company may:
73.1.1provide a Relevant Director with funds to meet expenditure incurred or to be incurred by the Relevant Director in:
(i)defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by the Relevant Director in relation to the Company or an Associated Company; or
(ii)in connection with any application for relief under the provisions mentioned in Section 205(5) of the Companies Act 2006; and
73.1.2do anything to enable any such Relevant Director to avoid incurring such expenditure.
73.2The terms set out in Section 205(2) of the Companies Act 2006 shall apply to any provision of funds or other things done under Article 73.1.
73.3So far as may be permitted by the Companies Acts, the Company:
73.3.1shall provide a Relevant Director with funds to meet expenditure incurred or to be incurred by the Relevant Director in defending themselves in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by the Relevant Director in relation to the Company or any Associated Company; and
73.3.2may do anything to enable the Relevant Director to avoid incurring such expenditure.

Table of contents

68 Provision for employees on cessation of business	27
69 Bank mandates	28
70 Authentication of documents	28
Directors’ Liabilities	28
71 Indemnity	28
72 Insurance	29
73 Defence expenditure	29